Exhibit 4.1

INCORPORATED UNDER THE IAWS OF THE CAYMAN ISLANDS FULLY PAID AND NON - ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.00025 EACH OF AIGO HOLDING LIMITED TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED . THIS C ERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE R rc iSi RA R . WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DUBY AUTHORIZED OFFICERS CER'fIFICA’FE NUMBER gennEs '’''* “ '' CEO DATED: COUNTERSGNED AND REGISTERED: TRANSHARE CORPORATION TranstefAgent By Authorized Signature Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764 303.662.1112